EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

February 19, 2014

Vectren Corporation Reports 2013 Results
Issues Guidance for 2014

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported net income for the year ended Dec. 31, 2013, of $174.1 million, or $2.12 per share, excluding the 2013 results from ProLiance Holdings, LLC (ProLiance), compared to net income of $159.0 million, or $1.94 per share in 2012. ProLiance exited the gas marketing business in 2013 and, as such, the results generated during 2013, the year of disposition, were excluded. Reported results for 2013 were net income of $136.6 million, or $1.66 per share.

Summary and highlights of results

•	Utility Group earnings were $141.8 million, or $1.72 per share, in 2013, compared to $138.0 million, or $1.68 per share, in 2012.

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Nonutility Group earnings were $33.0 million in 2013, excluding the results of ProLiance, compared to earnings of $21.7 million in 2012. ProLiance exited the gas marketing business effective June 18, 2013. The 2013 ProLiance results excluded were a loss of $37.5 million, including the company’s share of the loss on disposition.

•
Included in the Nonutility Group earnings are the results from Infrastructure Services that were earnings of $49.0 million, compared to $40.5 million in the prior year. The increased earnings in 2013 reflect the continuation of strong demand for infrastructure services by utilities and pipeline operators.

•	Fourth quarter 2013 consolidated net income was $49.8 million, or $0.60 per share, compared to net income of $42.8 million, or $0.52 per share, in the fourth quarter of 2012.

“I am pleased with both the improvement and strength of the utility and infrastructure services’ earnings for 2013. We also improved ongoing results with the exit of our gas marketing business in 2013 which was consistent with our commitment to further stabilizing our earnings. In addition, while it was a difficult year for our coal mining operations, we did see improvement as the year progressed,” said Carl Chapman, Vectren’s chairman, president and CEO. “Looking forward to 2014 guidance, we currently expect good growth again on the strength of the utility and infrastructure services’ earnings, but also with expectations of improved results for the year for coal mining,” said Chapman.

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2014 earnings guidance

The combined 2014 guidance range is consolidated earnings of $2.15 to $2.35 per share. The company expects 2014 Utility Group earnings to be within a range of $1.70 to $1.80 per share and the Nonutility Group earnings to be in a range of $0.45 to $0.55 per share.
Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2014 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."
Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and to west-central Ohio. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the year ended Dec. 31, 2013, the Utility Group earned $141.8 million, compared to $138.0 million in 2012. In the fourth quarter of 2013, the Utility Group earnings were $37.2 million, compared to $35.5 million in 2012. The improved results in 2013 are primarily related to increased electric utility earnings, driven by higher margin and reduced interest expense associated with recent refinancing activity.

Gas Utility Services
The Gas Utility Services business earned $55.7 million during 2013, compared to $60.0 million in 2012. During the 2013 fourth quarter, the Gas Utility Services earned $18.5 million, compared to $23.9 million in 2012. Though customer margin increased in 2013 from customer growth and returns earned on increased investment in bare steel and cast iron pipe replacements, particularly in Ohio, increased operating costs more than offset those margin increases. The increased operating costs were primarily the result of the acceleration of maintenance projects that were completed in the current year. Though higher in 2013, the total Utility Group operating costs are being managed to be generally flat to the original 2012 targeted level of approximately $280 million on an annual basis, over time. Depreciation expense also increased, reflecting the additions of plant in service. Finally, with rate designs that substantially limit the impact of weather on margin, heating degree days that were 103 percent of normal in Ohio and 102 percent of normal in Indiana during 2013, compared to 88 percent of normal in Ohio and 79 percent of normal in Indiana in 2012, only had a slight favorable impact on small customer margin.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter	Year
2012 Gas Utility Service Earnings	$23.9	$60.0

Ohio weather	0.1	0.4
Customer growth and usage	1.0	3.6
Returns from infrastructure replacement programs	0.3	2.7
Other operating expenses, including increased maintenance work	(5.2)	(8.5)
Interest expense	0.1	0.7
Depreciation expense	(0.7)	(3.0)
All other	(1.0)	(0.2)
	(5.4)	(4.3)

2013 Gas Utility Service Earnings	$18.5	$55.7

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Electric Utility Services
The Electric Utility Services business earned $75.8 million in 2013, compared to $68.0 million in 2012. Results improved in 2013 due primarily to higher wholesale margins, net of sharing with customers, increased return on transmission investments, and lower interest expense. During the 2013 fourth quarter, Electric Utility Services earned $15.7 million, compared to $8.6 million in 2012. Electric results are not protected by weather normalizing mechanisms. For the fourth quarter, heating degrees days were 106 percent of normal in 2013 compared to 93 percent of normal in 2012, resulting in increased earnings of an estimated $1.3 million quarter over quarter. However, cooling degree days in 2013 were 103 percent of normal, compared to 130 percent of normal in 2012, resulting in slightly lower earnings year over year.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter	Year
2012 Electric Utility Service Earnings	$8.6	$68.0

Weather	1.3	(0.7)
Margin from wholesale operations and return on transmission investment	3.7	3.5
Interest expense	0.8	2.8
Operating expenses	(0.5)	0.5
All other	1.8	1.7
	7.1	7.8

2013 Electric Utility Service Earnings	$15.7	$75.8

Other operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In 2013, earnings from these operations were $10.3 million, compared to $10.0 million in 2012. Earnings in the fourth quarter were $3.0 million in both 2013 and 2012.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of Nonutility Group corporate expense.

Excluding the results from ProLiance in 2013, Nonutility Group earnings were $33.0 million, compared to earnings of $21.7 million in 2012. Fourth quarter 2013 earnings from nonutility operations were $13.1 million, compared to $7.6 million in 2012.

Infrastructure Services
Infrastructure Services provides underground construction and repair services through wholly owned subsidiaries Miller Pipeline and Minnesota Limited.

Results from Infrastructure Services’ operations for the year ended Dec. 31, 2013, were earnings of $49.0 million, compared to $40.5 million in the prior year. The increased earnings in 2013 reflect the continuation of strong demand for infrastructure services. Total Infrastructure Services revenues in 2013 were $784 million, compared to revenues of $664 million in 2012. During the fourth quarter, earnings from Infrastructure Services were $13.8 million in 2013, compared to earnings of $13.2 million in 2012. Construction activity generally is expected to remain strong as utilities, municipalities and pipeline operators replace their aging natural gas and oil pipelines and related infrastructure. In addition, construction activity is expected to be favorably impacted as pipeline operators construct new pipelines due to the continued strong demand for shale gas and oil

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infrastructure. At Dec. 31, 2013, Infrastructure Services had an estimated backlog of blanket contracts of $458 million and a backlog of fixed price contracts of $77 million, for a total backlog of $535 million.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure through its wholly owned subsidiary Energy Systems Group (ESG).

Earnings were $1.0 million in 2013, compared to earnings of $5.7 million in 2012. In the fourth quarter, earnings were $3.0 million in 2013, compared to $4.8 million in 2012. Results in 2013 reflect continued lower revenues from slow demand for performance contracting projects due primarily to budgetary constraints for state, municipal and school customers. The unfavorable earnings impact due to continued slow demand in 2013 was partially offset by tax deductions associated with energy efficiency projects. The impact of these tax deductions on earnings in 2013 was $7.8 million, compared to $7.2 million in 2012. Under current tax legislation, these deductions expired on Dec. 31, 2013. As of Dec. 31, 2013, the performance contracting backlog was $72 million. ESG continues to develop strategies to position it for growth as the national focus on energy conservation and sustainable infrastructure continues for the long-term given the expected rise in power prices across the country.

Coal Mining
Coal Mining owns mines that produce and sell coal to the company’s utility operations and to third parties through its wholly owned subsidiary Vectren Fuels, Inc. (Vectren Fuels).

Coal Mining, inclusive of holding company costs, operated at a loss of ($16.0) million in 2013, compared to a loss of ($3.5) million in 2012. Coal Mining operated at a loss of ($4.0) million during the fourth quarter of 2013, compared to a loss of ($3.5) million in 2012.

Coal Mining revenues were $293 million in 2013, compared to $236 million in 2012. While coal sales and related revenues were higher in 2013 compared to 2012 due to additional volumes sold of 1.8 million tons, results in 2013 were lower due to higher production costs associated with a thin coal seam and other unfavorable mining conditions at Prosperity mine. In the second half of the year, substantial progress was made in the execution of a revised mining plan at Prosperity mine, resulting in lower production costs. While the revised mining plan has resulted in lower costs of production at Prosperity, even with continued focus on safety, further cost reductions are necessary and remain a priority for 2014. Lower 2013 results were also driven by reduced pricing for customers associated with contracts that had price reopener clauses during 2012 and the overall softness in the coal market. Coal sales increased in 2013 to 6.2 million tons, compared to 4.5 million tons in 2012. Tons sold in 2012 were unfavorably impacted by the low cost of natural gas and mild winter weather. These factors significantly reduced the demand for coal.

Vectren Fuels' expects production of 7.3 million tons and sales of 7.6 million tons in 2014. Expected production increases in 2014 primarily relate to having a full year of operation at the second mine at the Company's Oaktown mining complex, which opened during the second quarter of 2013. The increased sales in 2014 include 0.3 million tons under contract carried over from 2013 that were not sold due to weather-related delivery issues. These tons were held in inventory at Dec. 31, 2013. Approximately 90 percent of the expected 2014 sales are committed and priced. Longer term, the Company continues to believe that reduced coal volumes available from Central Appalachia due to increased regulation and the large number of scrubbers to be installed throughout the United States, including the Midwest, coupled with moderate increases in natural gas prices from the very low levels experienced in 2012, should drive stronger demand for Illinois Basin coal. Changes in market conditions or other circumstances could cause actual results to be materially different from these expectations.

Other Businesses
Other Businesses activity reflected a loss of ($1.0) million in 2013, compared to a loss of ($3.4) million in 2012. Results in 2013 reflect the final true-up from the ProLiance sale and other minor operating results of the remaining ProLiance investments, as well as a charge related to a legacy receivable. Results in 2012 reflect after tax charges of ($2.2) million related to the carrying value of an energy-related investment originally made in 1999.

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ProLiance natural gas marketing exit
As previously reported, on June 18, 2013, ProLiance exited the natural gas marketing business through the disposition of certain of the net assets, along with the long-term pipeline and storage commitments, of its gas marketing subsidiary, ProLiance Energy, LLC to a subsidiary of Energy Transfer Partners. As a result of this transaction, the company recorded its share of the loss on the disposition, termination of long-term pipeline and storage commitments, related transaction and other costs, and operating losses totaling ($37.5) million net of tax, in 2013.

Use of Non-GAAP Measures

This earnings release contains non-GAAP financial measures that exclude the results related to ProLiance in 2013.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income, excluding the results from ProLiance in 2013, to evaluate its results. Management believes analyzing underlying and ongoing business trends is aided by the removal of the ProLiance 2013 results and the rationale for using such non-GAAP measures is that, through the disposition by ProLiance of certain ProLiance Energy assets, the company has now exited the gas marketing business.

A material limitation associated with the use of these measures is that the measures that exclude ProLiance’s 2013 results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding ProLiance’s 2013 results.

	Twelve Months Ended December 31, 2013
(in Millions, except EPS)	GAAP Measure	ProLiance Losses	Non-GAAP Measure
Consolidated
Net Income	$136.6	$37.5	$174.1
Basic EPS	$1.66	$0.46	$2.12
Nonutility Group Net Income (Loss)	$(4.5)	$37.5	$33.0

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on February 20, 2014
Vectren’s financial analyst call will be at 2:00 p.m. (EST), Feb. 20, 2014, at which time management will discuss the 2013 annual and fourth quarter financial results and 2014 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2013 Year-end Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services, energy services, and coal mining. To learn more about Vectren, visit www.vectren.com.

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Forward-looking statements
A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition and results of operations. Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy. Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under traditional regulation, and the frequency and timing of rate increases. Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight. Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations. Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, coal, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.
Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense. Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks.
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries. The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, and coal mining, and remaining energy marketing assets. Factors affecting infrastructure services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multi-employer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions.
Factors affecting coal mining operations and their cost structure, including MSHA guidelines and interpretations of those guidelines, as well as additional mine regulations and more frequent and broader inspections that could result from mining incidents at coal mines; geologic conditions, including coal seam thickness, equipment, and operational risks; the ability to execute and negotiate new sales contracts and resolve contract interpretations; volatile coal market prices and

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demand;  supplier and contract miner performance; the availability of key equipment, contract miners and commodities; availability of transportation; coal quality, including its sulfur and mercury content; and the ability to access coal reserves.
Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.
Risks associated with material business transactions such as mergers, acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions. Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and interpretations of these laws.
Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2013 annual report on Form 10-K to be filed on or about Feb. 20, 2014. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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